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EXHIBIT 99.2


                           COMMERCIAL BANCSHARES, INC.

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

         I, John C. Haller the Vice President and Chief Financial Officer of Commercial Bancshares, Incorporated (the "Company"), certify that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended September 30, 2002 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ John C. Haller
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Chief Financial Officer
Dated: November 13, 2002